SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  _____________

                                    Form 8-K
                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934


Date of  Report                                                    June 20, 2002


                        Commission file number 000-26213

                             Arc Communications Inc.
             (Exact Name of Registrant as specified in its charter)

       New Jersey                                              22-3201557
       ----------                                              ----------
(State of Incorporation)                                (IRS Identification No.)

                              788 Shrewsbury Avenue
                         Tinton Falls, New Jersey 07724
                                  732/219-1766
         (Registrant's Address, including ZIP Code and telephone number)


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Item 1. Changes in Control of Arc Communications, Inc.

On June 17, 2002, Arc Communications Inc. (the "Company") entered into a Stock Purchase Agreement whereby it purchased 4,469,270 shares of the Company's Common Stock from Ethel Kaplan, Ethel Kaplan as custodian for Erica Kaye Kaplan UGMA/NJ, Ethel Kaplan as custodian for Nicole Julia Kaplan UGMA/NJ, Ethel Kaplan as custodian for Adam Robert Walker UGMA/NJ and Richard Kaplan (collectively, the "Kaplans")for consideration of $200,000.00 cash plus certain additional expenses. As a result of the completion of the purchase transaction, the Shareholder Agreement dated August 22, 1994 among Steven H. Meyer, Kenneth P. Meyer and Ethel Kaplan and Arc Slide Technologies Ltd., was terminated by all parties thereto.

Further, on June 17, 2002, the Company issued 3,687,148 shares of its common stock to Peter Bordes and the Peter A. Bordes Jr. 2000 Trust (collectively, "Bordes") for consideration of $165,000.00.

As a result of the Company's purchase of 4,469,270 shares of its common stock (the "Shares") from the Kaplans, the Company expects to cancel the Shares by June 28, 2002. Thus, taking into account the cancellation of the Shares, the number of issued and outstanding shares of the Company is 14,213,500. Consequently, as a result of the issuance of shares to Bordes, Bordes now controls 25.94% and is considered a control person of the Company.


                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  Arc Communications Inc.
                                                  -----------------------
                                                       (Registrant)



                                                  By: /s/ Michael Rubel
                                                      -----------------
                                                      Michael Rubel
                                                      Chief Operating Officer




Date:    June 20, 2002